Exhibit 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 03/31/06
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	3.16%	3.96%	4.06%
Class B Units	3.14%	3.89%	3.84%
* Subject to independent verification

COMMENTARY FOR THE WEEK ENDED MARCH 31, 2006

The past week was a profitable one for the Grant Park Futures Fund. Positions in the interest rate and metals sectors recorded the bulk of gains in addition to profits in the soft/agricultural sector. Losses came mainly from the currency sector.

Positions in the interest rate sector were earners as the possibility of further interest rate hikes in the U.S. sent prices for fixed income instruments lower for the week. Short positions in the U.S. Treasury market benefited when fixed income prices fell in response to a statement released by the U.S. Federal Reserve after it had further raised short-term interest rates by 25 basis points on Tuesday. The Federal Open Market Committee (FOMC) said that “some further policy firming” may be required to keep economic growth and price stability “in balance”. Short positions benefited as prices for Eurodollars, ten-year notes and thirty-year bonds were lower after investors sold fixed income products on the expectation that the FOMC’s cycle of tighter monetary policy may not be over yet. Concerns over inflation were further stoked later in the week after it was reported that the U.S. fourth-quarter Gross Domestic Product deflator, a measure of inflation monitored by the Federal Reserve, was revised up to reflect an annual rise of 3.5% from 3.3%. Positions in the foreign fixed income markets also gained ground on news that German business confidence rose to its highest level in nearly 15 years. The Euro bund and LIFFE euribor settled lower on the news, benefiting short positions.

Long positions in the metals sector posted gains for the week. Silver registered the largest gains in the sector as ongoing optimism that U.S. regulators would approve a silver-backed Exchange Traded Fund sent the May silver contract on COMEX higher by 78.5 cents, settling the week at $11.52 per ounce. Gold traded above $580 for the first time in 25 years as the June contract added $21.20 to settle at $586.70 per ounce. Base metal positions also recorded profits as copper prices rallied on concerns that the current level of physical demand could outpace supply, according to analysts.

Long positions in the sugar market resulted in gains for the agricultural/soft commodity sector. The May sugar contract in New York gained 0.77 cents, closing at 17.90 cents per pound as analysts suggested that a spike in crude oil prices prompted a rally in sugar, which is used primarily by Brazil to manufacture the cheaper fuel alternative ethanol. Short positions in the live cattle contract at the Chicago Mercantile Exchange also contributed to profits in the sector.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com

Lastly, losses came from positions in the currency sector. Short positions in the Australian and New Zealand “dollars” reported losses as both of those currencies appreciated against the U.S. dollar. Analysts said that much of the weakness in the greenback could be attributed to technical based trading as investors took profits on long-dollar positions following the FOMC’s decision to raise U.S. interest rates. Short positions in the Swiss franc and British pound also lost ground as the spike in German business confidence sent eurozone currencies higher by week’s end.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com